Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           ESQUIRE COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                    13-3703760
 (State or other jurisdiction                  (I.R.S. employer
  of incorporation or organization)            identification no.)

                              216 EAST 45TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 687-8010
                    (Address of principal executive offices)

                             1993 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                MARTIN H. NEIDELL
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (212) 806-5836
          (TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                         Proposed        Proposed
                                         maximum         maximum    Amount of
                         Amount          offering        aggregate  registration
                         to be           price           offering   fee
Title of Securities      registered      per share (1)   price
to be registered

Common Stock
$.01 par value . . . .    2,000,000       $8.50         $17,000,000   $5,152
                          shares(2)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the price for a share of Common Stock of Registrant as reported on the Nasdaq Stock Market.

(2) There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. See Rule 428(a)(1) under the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996;

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997; and

         (c) Item 1 of the Registrant's Registration Statement on Form 8-A, filed March 1, 1993 to register the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Certificate of Incorporation and By-laws of the Registrant provide for the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by the Delaware General Corporation Law against certain liabilities and expenses.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number

5     -   Opinion of Stroock & Stroock & Lavan LLP.

23(a) -   Consent of Stroock & Stroock & Lavan LLP.  Included in
          Exhibit 5 to this Registration Statement.

23(b) -   Consent of KPMG Peat Marwick LLP.

24    -   Power of Attorney (included on signature page).


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of August, 1997.


                                         ESQUIRE COMMUNICATIONS LTD.
                                              (Registrant)


                                          By:/S/ MALCOLM L. ELVEY
                                                 Malcolm L. Elvey
                                                 Chairman of the Board


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Malcolm L. Elvey, David A. White and David Higson, and each of them acting individually, with full power of substitution to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Malcolm L. Elvey, David A. White and David Higson, and each of them acting individually, with full power of substitution, as Attorney-in-Fact to execute his name and on his behalf to file any such Amendments to this Registration Statement.


Signature                      Title                              Date

/S/MALCOLM L. ELVEY       Chairman of the Board               August 13, 1997
Malcolm L. Elvey

/S/DAVID A. WHITE         Chief Executive                     August 13, 1997
David A. White            Officer(Principal
                          Executive Officer)

/S/DAVID A. HIGSON        Chief Financial                     August 13, 1997
David Higson              Officer (Principal
                          Financial Officer)

/S/CARY A. SARNOFF        Director                            August 13, 1997
Cary A. Sarnoff

/S/JOHN C. DURHAM         Director                            August 13, 1997
John C. Durham

/S/MORTIMER R. FEINBERG   Director                            August 13, 1997
Mortimer R. Feinberg

/S/DAVID J. FELDMAN       Director                            August 13, 1997
David J. Feldman

/S/ANDREW P. GARVIN       Director                            August 13, 1997
Andrew P. Garvin

/S/FIR GEENEN             Director                            August 13,1997
Fir Geenen

/S/JOSEPH P. NOLAN        Director                            August 13,1997
Joseph P. Nolan

____________________      Director
Bruce V. Rauner

                                  EXHIBIT INDEX


EXHIBIT                                                           PAGE
NUMBER            DESCRIPTION                                     NUMBER

5                 Opinion of Stroock & Stroock & Lavan LLP.
23(a)             Consent of Stroock & Stroock & Lavan LLP.
                  Included in Exhibit 5 to this
                  Registration Statement.

23(b)             Consent of KPMG Peat Marwick LLP
24                Power of Attorney (included on signature page).